UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2025

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Street N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2025, AgEagle Aerial Systems Inc. (the “Company”) entered into a Funding Agreement (the “Funding Agreement”) with Alpha Capital Anstalt (“Alpha”).

Pursuant to the Funding Agreement, among other things, Alpha agreed to (i) exercise its Additional Investment Right (as defined below) for $1,000,000 of Series F Convertible Preferred Stock and (ii) Alpha agreed to provide quarterly financing to the Company for the next twelve months, with such amounts and timing of funding to be agreed to by the parties.

In consideration for Alpha’s commitment to additional funding, the Company has agreed to (i) extend the period in which Alpha can exercise its Additional Investment Right by extending the termination date of December 31, 2025 to June 1, 2026 and (ii) grant Alpha certain registration rights related to the Series F Convertible Preferred it currently holds and will receive upon further exercises of its Additional Investment Right. The Company has agreed to use its best efforts to register 5,500,000 shares of common stock underlying the Series F Convertible Preferred stock.

The foregoing description of the Funding Agreement is qualified in its entirety by reference to the text thereof. The Funding Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

Sale of Series F Convertible Preferred Stock

As previously reported on a Current Report on Form 8-K filed on June 30, 2022, the Company entered into a Securities Purchase Agreement, dated June 26, 2022 (the “Original SPA”), as subsequently amended by the Series F SPA Amendment Agreement dated February 8, 2024 and the Series F SPA Amendment Agreement dated July 25, 2024 (the “Series F Amendment Agreements”, and together with the Original SPA, the “SPA”), with Alpha, pursuant to which Alpha purchased 10,000 shares of the Company’s Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and a warrant to purchase 5,212,510 shares of the Company’s Common Stock. Pursuant to the terms of the SPA, Alpha had the right to purchase up to an aggregate of $25,000,000 stated value of the Series F Convertible Preferred and accompanying warrants (the “Additional Investment Right”), at a purchase price equal to the volume-weighted average prices (“VWAPs”) of the Company’s common stock for three trading days prior to the date Alpha gives notice to the Company that it will exercise its Additional Investment Right.

On February 7, 2025, Alpha exercised its Additional Investment Right for the aggregate purchase of 1,000 shares of Series F Convertible Preferred convertible into 450,390 shares of Common Stock, in the aggregate, at a conversion price of $2.2203 and warrants to purchase up to 450,390 shares of Common Stock at an exercise price of $2.2203 per share for an aggregate purchase price of $1,000,000. The Warrants will be immediately exercisable upon issuance and have a three-year term.

The Series F Convertible Preferred and Warrants are being issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Funding Agreement, dated February 7, 2025, by and between the Company and Alpha.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2025	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ William Irby
	Name:	William Irby
	Title:	Chief Executive Officer

3